                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE
Contact: MARK C. LAYTON                         CRAIG MCDANIEL, Vice President
         President, Chief Executive Officer      and AE or PRESTON F. KIRK, APR
          and Chief Operating Officer           Michael Burns & Associates
         or THOMAS J. MADDEN                    (214) 521-8596
         Vice President - Finance and           cmcdaniel@mbapr.com
         Chief Financial Officer                kirkpf@flash.net
         Daisytek International Corporation
         (972) 881-4700
         mlayton@daisytek.com
         tmadden@daisytek.com

              DAISYTEK INTERNATIONAL REPORTS 40% NET INCOME GROWTH Strong Sales Growth and Expanded Margin Percentages Reported

DALLAS, TEXAS (JULY 29, 1998) - Daisytek International Corporation (Nasdaq:
DZTK) - the world's leading wholesale distributor of consumable computer and office automation supplies - today reported record net sales and net income for the first quarter period ended June 30, 1998. The results mark Daisytek's 21st consecutive quarter of record performance compared to year-ago quarters.

         "Once again, Daisytek has achieved its revenue and net income growth objectives," said Mark C. Layton, president, chief executive officer and chief operating officer. "We target our year-on-year objectives of net sales and net income growth of 20 percent, and we are very happy to report that Daisytek not only met, but exceeded those objectives this quarter."

         Net sales for the first quarter of FY99, increased 28.8 percent to $222.6 million compared to previously reported revenues of $172.8 million for the first quarter of FY98. First quarter FY 99's operating income, excluding acquisition related costs for The Tape Company, Inc., was $9.7 million, or 4.3 percent of net sales, compared to $6.7 million, or 3.9 percent of net sales, previously reported for the first quarter of FY 98. Pro forma net income for the first quarter of FY99, adjusted for acquisition related costs and certain income tax adjustments related to the acquisition of The Tape Company, was $5.3 million, up 39.7 percent over FY98's previously reported first quarter net income of $3.8 million. Pro forma diluted earnings per share for the first quarter of FY99, were $0.30 per share on 17.8 million shares, versus FY 98's as reported first quarter of $0.27 per share on 14.0 million shares.

         "Daisytek's international business led our performance this quarter, experiencing growth of approximately 40 percent," said Layton. "Our product range, financial strength, computer supplies knowledge, and service differentials give us a strategic advantage over the competition in these international markets that have growth rates exponentially higher than those in the maturing U.S. market. We are looking to identify our next area for international expansion within the next few quarters."

         "Priority Fulfillment Services (PFS), our division that provides distribution and call-center services to businesses worldwide, continues to grow as well," added Layton. "Business provided by existing relationships continues to grow, providing additional service fees and product revenues. Much of our team focused their attention this past quarter on implementing the 5 new relationships that we announced last quarter, and we are managing new contracts to coincide with our available implementation schedule. Our PFS lead pipeline is strong and we are targeting to implement several more relationships this financial year."


                                     -more-

DAISYTEK'S FISCAL YEAR 1999 FIRST QUARTER EARNINGS....PAGE 2


         "We are also very happy to welcome The Tape Company, Inc., to the Daisytek family," Layton also stated. "This acquisition broadens our penetration into the Pro-Tape distribution industry." The Tape Company, a Chicago-based independent distributor of professional grade audio and video media products, was acquired during June of this year through a merger transaction, and was accounted for as a pooling-of-interests. Daisytek's financial information for the first quarter of FY 98 includes a full quarter's activity of The Tape Company. When presented, Daisytek's previously reported financial statements will be restated to include the financial results of The Tape Company. Daisytek will incur approximately $0.4 million of expenses in each of the next two quarters to cover The Tape Company merger activities.

         "Looking forward, we continue to target growth rates of approximately 30 percent internationally while our U.S. business is targeted to contribute steady low to mid-teen growth. Combining this business with the higher-margins available in both our PFS operations and our new Pro-Tape division, and our continued pursuit of acquisition opportunities that bring us profit enhancements, we continue to target overall growth objectives of 20 percent in net sales and net income."

BACKGROUND: Daisytek is the world's leading distributor of computer and office automation supplies and accessories, such as inkjet and toner cartridges, diskettes and other data-storage media, copier and fax supplies, and printer ribbons. Serving more than 25,000 customer locations in over 50 countries, Daisytek distributes in excess of 10,000 consumable products from more than 150 manufacturers. Leading manufacturers Daisytek represents include Hewlett-Packard, Sony, Canon, Epson, Kodak, Okidata, Lexmark, IBM, Imation, Apple, Xerox, Panasonic, and Digital Equipment Corporation. Through its strategic alliance with FedEx, Daisytek provides next business day delivery throughout North America to its customers. Daisytek is headquartered in Plano, Texas, and maintains sales and distribution centers in Miami, Memphis, Mexico City, Singapore, Sydney, Toronto, and Vancouver. More information about Daisytek is available at www.daisytek.com.

The matters discussed in this news release and, in particular, information regarding future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, general economic conditions, industry trends, integration of acquired business units, the dependence upon and/or loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, risk of international operations including exchange rate fluctuations and the regulatory and trade environment (both domestic and foreign). A description of these factors, as well as other factors, which could affect the Company's business, is set forth in the Company's Prospectus dated March 26, 1998, and the Company's 10-K for the fiscal year ended March 31, 1998.


                         - FINANCIAL STATEMENTS FOLLOW -


                                     -more-

DAISYTEK'S FISCAL YEAR 1999 FIRST QUARTER EARNINGS....PAGE 3

DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

                                                                    Three Months Ended
                                                                          June 30,                            Three Months Ended
                                                                --------------------------                          June 30,
                                                                                   1997                               1997
                                                                    1998      Reported (1)     % Change          Restated (2)
                                                                ----------    ------------    ------------       ------------

Net sales                                                       $  222,589     $  172,812         28.8%           $  182,777
Cost of sales                                                      196,062        155,506                            163,154
                                                                ----------     ----------                         ----------
     Gross profit                                                   26,527         17,306         53.3%               19,623
Selling, general and administrative expenses                        16,875         10,583         59.5%               12,522
                                                                ----------     ----------                         ----------
     Income from operations before acquisition related costs         9,652          6,723         43.6%                7,101
Acquisition related costs                                              405             --                                 --
                                                                ----------     ----------                         ----------
     Income from operations                                          9,247          6,723         37.5%                7,101
Interest expense                                                       852            519                                586
                                                                ----------     ----------                         ----------
     Income before income taxes                                      8,395          6,204                              6,515
Provision for income taxes                                           3,002          2,375                              2,415
                                                                ----------     ----------                         ----------
     Net income                                                 $    5,393     $    3,829         40.8%           $    4,100
                                                                ==========     ==========                         ==========

Net income per common share:
     Basic                                                      $     0.32     $     0.29         10.3%           $     0.29
     Diluted                                                    $     0.30     $     0.27         11.1%           $     0.27

Pro forma data (3):
     Historical net income                                      $    5,393     $    3,829                         $    4,100
     Pro forma adjustments:
         Provision for income taxes                                   (291)            --                                (82)
         Acquisition related costs, net of tax                         246             --                                 --
                                                                ----------     ----------                         ----------
     Pro forma net income                                       $    5,348     $    3,829         39.7%           $    4,018
                                                                ==========     ==========                         ==========

     Pro forma net income per common share:
         Basic                                                  $     0.31     $     0.29          6.9%           $     0.28
         Diluted                                                $     0.30     $     0.27         11.1%           $     0.27

Weighted average common and
         common share equivalents outstanding:
         Basic                                                      17,005         13,364         27.2%               14,339
         Diluted                                                    17,814         14,008         27.2%               14,983

--------------------

(1) Results previously reported for Daisytek International Corporation prior to the acquisition of The Tape Company, Inc. during June 1998.

(2) Restated for pooling of interests to combine the results of operations of Daisytek and The Tape Company.

(3) Pro forma data includes the following adjustments: (a) The Tape Company included a business unit organized as a subchapter S corporation, whereby income taxes were paid individually by the owners. The pro forma provision for income tax adjustment is provided to reflect income tax under a corporate tax structure. (b) Daisytek incurred various acquisition related accounting, legal and other costs applicable to the acquisition of The Tape Company. The pro forma adjustment for acquisition related costs, net of tax, excludes such costs from pro forma net income for the three months ended June 30, 1998.



                                     -more-

DAISYTEK'S FISCAL YEAR 1999 FIRST QUARTER EARNINGS....PAGE 4


DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEET DATA
(In Thousands)

                                                                                                      Reported           Restated
                                                                                 June 30,             March 31,          March 31,
                                                                                   1998               1998 (1)           1998 (2)
                                                                                ----------          ------------        -----------

Trade accounts receivable, net                                                  $  114,651          $   122,621         $  127,563
Inventories, net of Priority Fulfillment Services Division                      $  104,998          $    78,060         $   81,956
Inventories, Priority Fulfillment Services Division                             $   14,375          $    11,634         $   11,634
Trade accounts payable                                                          $   83,868          $    83,787         $   87,390
Long-term debt, less current portion                                            $   37,189          $    12,655         $   17,468
Shareholders' equity                                                            $  143,678          $   139,370         $  137,729

----------
(1) Financial position previously reported for Daisytek prior to the acquisition of The Tape Company during June 1998.
(2) Restated for pooling of interests to combine the financial position of Daisytek and The Tape Company.



                                     -###-